Exhibit 23.1

Assentsure PAC
UEN – 20181668N
180B Bencoolen Street,
#03-01 The Bencoolen,
Singapore 189648

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated April 4, 2025, relating to the consolidated financial statements of Chanson International Holding for the years ended December 31, 2024 and 2023, appearing in its Annual Report on Form 20-F for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Assentsure PAC

Singapore
April 10, 2025